First Asset Exchange Transaction May 2019 Exhibit 99.2

Forward Looking Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica First Asset Exchange with Circle K

CROSSAMERICA PARTNERS LP
Investor Update May 2019

Original Announcement in December 2018 - Exchange of Assets/Transaction Overview

- CrossAmerica and Couche-Tard/Circle K entered into an asset exchange agreement*, as of December 17, 2018
  - CrossAmerica will receive 192 U.S. company-operated convenience and fuel retail stores (162 fee and 30 leased) from Couche-Tard/Circle K for a transaction value of $184.5 million
    - Expected to generate approximately 163 million gallons of annual sales
  - Couche-Tard/Circle K will receive the real property for 56 U.S. convenience and retail fuel stores currently leased from CrossAmerica and operated by Couche-Tard/Circle K
    - Includes real estate/properties only
    - The fuel supply arrangement to these sites remains unchanged
    - Currently part of CAPL's wholesale segment
  - Couche-Tard/Circle K will receive 17 (14 fee and 3 leased) company-operated convenience and fuel retail sites in the U.S. Upper Midwest currently operated by CrossAmerica
    - Currently part of CAPL's retail segment
    - Includes all operations/real estate, including fuel supply
    - Approximately 25 million gallons of annual sales
  - Total transaction value for the 73 sites that are to be received by Couche-Tard/Circle K is $184.5 million
- It was expected that the exchange of assets would occur in a series of transactions over a period of 24 months

*Additional details regarding the asset exchange agreement are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, both issued on December 17, 2018, and available on the CrossAmerica website at www.crossamericapartners.com.

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CROSSAMERICA PARTNERS LP
Investor Update May 2019

First Exchange - Assets/Transaction Overview*

- CrossAmerica received 60 U.S. company-operated convenience and fuel retail stores (52 fee and 8 leased) from Couche-Tard/Circle K for a transaction value of $58.1 million
- Couche-Tard/Circle K received the real property for eight U.S. convenience and retail fuel stores currently leased from CrossAmerica and operated by Couche-Tard/Circle K
- Couche-Tard/Circle K received 17 (14 fee and 3 leased) company-operated convenience and fuel retail sites in the U.S. Upper Midwest currently operated by CrossAmerica
  - Currently part of CAPL's retail segment
  - Includes all operations/real estate, including fuel supply
- Total transaction value for the 25 sites that were received by Couche-Tard/Circle K is $58.3 million

*Additional details regarding the first asset exchange transaction are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, both issued on May 22, 2019, and available on the CrossAmerica website at www.crossamericapartners.com.

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Exchange of Assets/Transaction Overview Dealers are being secured to operate the remaining 132 sites while under Circle K ownership and then will be transacted to CrossAmerica There are currently 64 sites with a signed letter of intent (LOI) and 25 of these with signed dealer contracts It is anticipated that the dealerized sites from Circle K will be exchanged for the remaining 48 CAPL Master Lease Sites in tranches over the next 6-10 months. The closing of each asset exchange transaction is subject to closing conditions set forth in the Asset Exchange Agreement Allows for quicker integration into CAPL’s wholesale segment and mitigates the incremental risk and expense of CAPL operating the stores Expected ^EBITDA contribution of approximately $1.3 million to CrossAmerica from this first tranche with a total expected contribution of $7 to $8 million for the entire asset exchange transaction, which is approximately $1 million higher than previously communicated range The EBITDA contribution will be different for each tranche depending on the underlying asset mix being exchanged ^Note: See the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Exchange of Assets/Transaction Overview Benefits include: No external funding required to complete the transactions CAPL generates rental income and controls long-term fuel supply to the sites through fee ownership and ground leases Dealerization process prior to transactions helps streamline integration of sites into the CAPL wholesale network Increases geographic diversification of CAPL’s wholesale network Increases CAPL’s fuel volume and maintains CAPL and Circle K combined purchasing scale CAPL has unique competitive advantage to be able to offer Circle K Franchise to dealers Creates a blueprint for potential future transactions between ACT and CAPL

Appendix May 2019

Non-GAAP Financial Measures Non-GAAP Financial Measures We use non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion expense. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on dispositions and lease terminations, certain acquisition related costs, such as legal and other professional fees and separation benefit costs associated with recently acquired companies, and certain other non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess our operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.